4Q22 Earnings Presentation January 26, 2023

2 Safe Harbor This Presentation (or otherwise made by JetBlue or on JetBlue’s behalf) contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this document, the words “expects,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “goals,” “targets” and similar expressions are intended to identify forward-looking statements. Additionally, forward- looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, the COVID-19 pandemic including existing and new variants, and the outbreak of any other disease or similar public health threat that affects travel demand or behavior; restrictions on our business related to the financing we accepted under various federal government support programs such as the Coronavirus Aid, Relief, and Economic Security Act, the Consolidated Appropriations Act, and the American Rescue Plan Act; our significant fixed obligations and substantial indebtedness; risk associated with execution of our strategic operating plans in the near-term and long-term; the recording of a material impairment loss of tangible or intangible assets; our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; volatility in fuel prices, maintenance costs and interest rates; our reliance on high daily aircraft utilization; our ability to implement our growth strategy; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on a limited number of suppliers, including for aircraft, aircraft engines and parts and vulnerability to delays by those suppliers; our dependence on the New York and Boston metropolitan markets and the effect of increased congestion in these markets; our reliance on automated systems and technology; the outcome of the lawsuit filed by the Department of Justice and certain state Attorneys General against us related to our Northeast Alliance entered into with American Airlines; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; our presence in some international emerging markets that may experience political or economic instability or may subject us to legal risk; reputational and business risk from information security breaches or cyber-attacks; changes in or additional domestic or foreign government regulation, including new or increased tariffs; changes in our industry due to other airlines’ financial condition ; acts of war or terrorism; global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel; adverse weather conditions or natural disasters; external geopolitical events and conditions; the occurrence of any event, change or other circumstances that could give rise to the right of JetBlue or Spirit Airlines, Inc. (“Spirit”) or both of them to terminate the Merger Agreement; failure to obtain applicable regulatory approval in a timely manner or otherwise and the potential financial consequences thereof; failure to satisfy other closing conditions to the transaction with Spirit; failure of the parties to consummate the transaction; JetBlue’s ability to finance the transaction with Spirit and the indebtedness JetBlue expects to incur in connection with the transaction; the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue; the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the transaction with Spirit; failure to realize anticipated benefits of the combined operations; demand for the combined company’s services; the growth, change and competitive landscape of the markets in which the combined company participates; expected seasonality trends; diversion of managements’ attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction with Spirit; risks related to investor and rating agency perceptions of each of the parties and their respective business, operations, financial condition and the industry in which they operate; risks related to the potential impact of general economic, political and market factors on the companies or the transaction with Spirit; and ongoing and increase in costs related to IT network security. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change prior to the end of each quarter or year. Any outlook or forecasts in this document have been prepared without taking into account or consideration the transaction with Spirit. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed in this Presentation, could cause our results to differ materially from those expressed in the forward-looking statements. Further information concerning these and other factors is contained in JetBlue’s filings with the Securities and Exchange Commission, or SEC, including but not limited to, JetBlue’s 2021 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this Presentation might not occur. Our forward-looking statements speak only as of the date of this Presentation. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. This Presentation also includes certain “non-GAAP financial measures” as defined under the Exchange Act and in accordance with Regulation G. We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP within this Presentation.

3 4Q22 Earnings Update Robin Hayes Chief Executive Officer

4 2022 We delivered on our commitments. In H2, we restored profitability, hit our capacity and cost goals, improved operational performance, and closed the year with significant revenue and cost momentum. Announced our science-based emissions target with plan to reduce our per-seat emissions in half by 2035 compared with 2019 levels. 2023 We plan to build on momentum to restore margins to near-2019 levels as we move through the year. Plan to generate a sustainable earnings profile while capitalizing on strong demand. Longer-Term The transformational acquisition of Spirit will create a national low-fare challenger to the dominant U.S. carriers. We will continue to build upon our solid financial foundation and pave the way for long-term value creation for all stakeholders. Creating Long-Term Value for All Stakeholders Delivering on our commitments while building momentum

5 Record Revenue Performance Continues • Accelerating contribution from the Northeast Alliance (NEA) throughout the year as markets mature, fueled by unmatched network depth, attractive schedules with low fares, reciprocal loyalty benefits, and a seamless customer experience. • Closing the gap to best-in-class loyalty performance, as co-brand program reaches new records and delivers on ambitious growth targets. • JetBlue Travel Products (JTP) continuing to scale, driving increased earnings accretion with an unmatched customer value proposition. Continued Execution on Cost Initiatives • On track to deliver ~$250M of cost reductions through 2024 from Structural Cost Program and accelerated E190 retirements, setting the foundation for long-term margin expansion. • Driving improved productivity throughout the year as we restore utilization and extract benefits from Enterprise Planning. Robust Revenue Growth and Continued Cost Execution Expected to Drive Sustainable Long-Term Earnings Expansion Building margins towards 2019 levels as we move through 2023 FY23 EPS of $0.70 - $1.00, inclusive of a new pilot deal

6 Commercial Update and Outlook Joanna Geraghty President & Chief Operating Officer

Strong Revenue Performance Continues Through 2023 Driven by Continued Robust Leisure Demand and Maturing Initiatives

4Q22 vs. 4Q19

RASM +16%


+18.9%
+2.4%
ASMs
Revenue


1Q23 vs. 1Q22
+28% to +32%
+5.5% to +8.5%
ASMs
Revenue

Building on continued momentum from solid operational close to 2022.

- Industry-leading December completion factor >98%.

Leisure demand remains strong following record revenue in 2022.

- Demand trends remain strong into seasonal first quarter trough, driven by leisure traffic and supported by JetBlue Vacations momentum.

Commercial initiatives driving strong revenue growth.

- Mint RASM continues to outperform core. All ’23 A321neo deliveries feature Mint.
- Continuing to close the loyalty revenue gap with new co-brand cards and a refreshed TrueBlue.

Strengthening our Focus Cities and continuing to reap NEA benefits.

- Ramping earnings accretion from maturation of NEA service.
- Leveraging strong margin opportunities in non-slotted airports as utilization continues to increase.

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8 Financial Update and Outlook Ursula Hurley Chief Financial Officer

Low Cost Foundation to Help Drive Improved Margins

Delivering on our commitments and mitigating cost headwinds

2022

- Delivered on CASM-ex commitments. Hit our 2H22 CASM-ex goal.
- Launched Structural Cost Program to help offset headwinds. Delivering on prior commitment of 'flat' CASM-ex in 2023, adjusting for new pilot deal.

2023 On-track to deliver structural savings.

Executing Cost Savings

- On track to deliver \$150-200M in run-rate cost savings by 2024 as part of Structural Cost Program, including ~\$70M in 2023.
- Generating ~\$75M in savings from E190 transition to A220s through 2024, including over \$40M through 2023.

Leveraging Resources Thoughtfully

- Driving productivity through restoration of utilization and staffing.
- Maintaining a level of conservativism in our operational planning philosophy to deliver for our customers.

Investing for the Future

- Operating in new airport terminals in high-value geography.
- Managing maintenance costs as we transition to next generation technology.
- Investing in our crewmembers to remain competitive.

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1 0 (1) Refer to reconciliations of non-GAAP financial measures in Appendix B (2) As of 3Q22. Total debt is adjusted for total operating leases and pension / post retirement liabilities Adjusted Debt to Capital (1) (2) 48% 53% 56% 74% 89% 89% 119% LUV ALK JBLU SAVE DAL UAL AAL Managing Liquidity • We expect to maintain liquidity of $1.5 - $2.0B, which equates to ~20% of 2022 revenue. • In addition, we have access to a $600M revolving credit facility. • Current unencumbered asset base of ~$2.5B. • We are managing liquidity based on our CAPEX forecast and shareholder prepayments related to the Spirit transaction. • We intend to finance a portion of aircraft deliveries to maintain a healthy liquidity balance. • We continue to monitor the market and interest rates. Focused on Maintaining Strong Balance Sheet

1 1 *Includes an estimated ~3% point impact to CASM ex-Fuel for FY23 from new pilot deal Note: Fuel price based on forward curve as of January 13, 2023 Please refer to our Investor Update posted on ir.jetblue.com for additional guidance metrics Guidance 1Q23 FY23 Available Seat Miles (ASMs) 5.5% - 8.5% YoY 5.5% - 8.5% YoY Revenue 28% - 32% YoY High single digits to low double digits YoY CASM ex-Fuel 2% - 4% YoY 1.5% - 4.5%* YoY Estimated Fuel Price per Gallon $3.20 - $3.35 $2.95 - $3.15 Interest Expense $40 - $50 million $200 - $210 million Earnings / (Loss) per Share ($0.45) - ($0.35) $0.70 - $1.00 Creating Long-Term Value for All Stakeholders

1 2 Non-GAAP Financial Measures JetBlue uses non-GAAP financial measures in this presentation. Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States, or GAAP. We believe these non-GAAP financial measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information in Appendices A and B provides an explanation of each non-GAAP financial measure and shows a reconciliation of non-GAAP financial measures used in this presentation to the most directly comparable GAAP financial measures. Appendix A

Operating expense per available seat mile, excluding fuel and related taxes, other non-airline operating expenses, and special items (CASM Ex-Fuel)

Operating expenses per available seat mile, or CASM, is a common metric used in the airline industry. We exclude aircraft fuel and related taxes, operating expenses related to other non-airline businesses, such as JetBlue Technology Ventures and JetBlue Travel Products, and special items from operating expenses to determine CASM ex-fuel, which is a non-GAAP financial measure.

In 2022, special items include costs related to the following: Embraer E190 fleet transition, our acquisition of Spirit Airlines, the Air Line Pilots Association (ALPA) contract ratification bonus, and the implementation of our Transport Workers Union (TWU) contract.

Special items for 2019 include costs related to our Embraer E190 fleet transition and the implementation of our ALPA collective bargaining agreement.

We believe that CASM ex-fuel is useful for investors because it provides investors the ability to measure financial performance excluding items beyond our control, such as fuel costs, which are subject to many economic and political factors, or not related to the generation of an available seat mile, such as operating expense related to certain non-airline businesses. We believe this non-GAAP measure is more indicative of our ability to manage airline costs and is more comparable to measures reported by other major airlines.

With respect to JetBlue's CASM ex-fuel guidance, JetBlue is unable to provide a reconciliation of the non-GAAP financial measure to GAAP because the excluded items have not yet occurred and cannot be reasonably predicted. The reconciling information that is unavailable would include a forward-looking range of financial performance measures beyond our control, such as fuel costs, which are subject to many economic and political factors. Accordingly, a reconciliation to CASM is not available without unreasonable effort.

Non-GAAP Financial Measure
Reconciliation of Operating Expense Per ASM, Excluding Fuel
($ in millions, per ASM data in cents)
(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,			
	2022		2019		2022		2019	
	$	per ASM	$	per ASM	$	per ASM	$	per ASM
Total operating expenses	$ 2,372	14.40	$ 1,804	11.22	$ 9,456	14.67	$ 7,294	11.43
Less:								
Aircraft fuel and related taxes	800	4.86	455	2.83	3,105	4.82	1,847	2.89
Other non-airline expenses	11	0.07	12	0.08	55	0.08	46	0.08
Special items	57	0.34	1	—	113	0.18	14	0.02
Operating expenses, excluding fuel	$ 1,504	9.13	$ 1,336	8.31	$ 6,183	9.59	$ 5,387	8.44

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Operating expense, income (loss) before income taxes, net income (loss) and earnings (loss) per share, excluding special items and (loss) gain on equity investments

Our GAAP results in the applicable periods were impacted by credits and charges that were deemed special items.

In 2022, special items include costs related to the following: Embraer E190 fleet transition, our acquisition of Spirit Airlines, the ALPA ratification bonus, and the implementation of our TWU contract.

Special items for 2019 include costs related to our Embraer E190 fleet transition and the implementation of our pilots' collective bargaining agreement.

Certain gains and losses on our equity investments were also excluded from our 2022 and 2019 GAAP results.

We believe the impact of these items distort our overall trends and that our metrics are more comparable with the presentation of our results excluding the impact of these items. The table provides a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding the impact of these items.

Non-GAAP Financial Measure
Reconciliation of Operating Expense, Income (Loss) Before Taxes, Net Income (Loss) and Earnings (Loss) Per Share
Excluding Special Items and Gain (Loss) on Equity Investments
($ in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,			
	2022		2019		2022		2019	
Total operating revenues	$	2,415	$	2,031	$	9,158	$	8,094
Total operating expenses	$	2,372	$	1,804	$	9,456	$	7,294
Less: Special items		57		1		113		14
Total operating expenses excluding special items	$	2,315	$	1,803	$	9,343	$	7,280
Operating income (loss)	$	43	$	227	$	(298)	$	800
Add back: Special items		57		1		113		14
Operating income (loss) excluding special items	$	100	$	228	$	(185)	$	814
Operating margin excluding special items		4.1%		11.2%		(2.0)%		10.1%
Income (loss) before income taxes	$	7	$	220	$	(437)	$	768
Add back: Special items		57		1		113		14
Less: (Loss) gain on equity investments		(5)		—		(9)		15
Income (loss) before income taxes excluding special items and (loss) gain on equity investments	$	69	$	221	$	(315)	$	767
Pre-tax margin excluding special items and (loss) gain on equity investments		2.8%		10.9%		(3.4)%		9.5%
Net income (loss)	$	24	$	161	$	(362)	$	569
Add back: Special items		57		1		113		14
Less: Income tax benefit related to special items		13		—		19		4
Less: (Loss) gain on equity investments		(5)		—		(9)		15
Less: Income tax benefit (expense) related to (loss) gain on equity investments		1		—		1		(4)
Net income (loss) excluding special items and (loss) gain equity investments	$	72	$	162	$	(260)	$	568
Earnings (Loss) Per Common Share:								
Basic	$	0.07	$	0.56	$	(1.12)	$	1.92
Add back: Special items, net of tax		0.14		0.01		0.29		0.04
Less: (Loss) gain on equity investments, net of tax		(0.01)		—		(0.03)		0.04
Basic excluding special items and (loss) gain on equity investments	$	0.22	$	0.57	$	(0.80)	$	1.92
Diluted	$	0.07	$	0.56	$	(1.12)	$	1.91
Add back: Special items, net of tax		0.14		—		0.29		0.03
Less: (Loss) gain on equity investments, net of tax		(0.01)		—		(0.03)		0.04
Diluted excluding special items and (loss) gain on equity investments	$	0.22	$	0.56	$	(0.80)	$	1.90

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1 5 LOCATION 1) Debt to Capitalization Ratio Adjusted for Total Operating Leases Adjusted debt to capitalization ratio is a non-GAAP financial metric which we believe is helpful to investors in assessing the company's overall debt profile. Adjusted debt includes total operating lease liabilities, in addition to total debt and finance leases, to present estimated financial obligations. Adjusted capitalization represents total equity plus adjusted debt. Appendix B: Calculation of Leverage Ratios Non-GAAP Financial Measure Adjusted Debt to Capitalization Ratio ($ in millions) (unaudited) September 30, 2022 December 31, 2021 Long-term debt and finance leases $ 3,235 $ 3,651 Current maturities of long-term debt and finance leases 524 355 Operating lease liabilities 789 796 Adjusted debt $ 4,548 $ 4,802 Long-term debt and finance leases $ 3,235 $ 3,651 Current maturities of long-term debt and finance leases 524 355 Operating lease liabilities 789 796 Stockholders' equity 3,507 3,849 Adjusted capitalization $ 8,055 $ 8,651 Adjusted debt to capitalization ratio 56% 56% Non-GAAP Financial Measure Adjusted Debt to Capitalization Ratio ($ in millions) (unaudited) December 31, 2022 December 31, 2021 Long-term debt and finance leases $ 3,093 $ 3,651 Current maturities of long-term debt and finance leases 554 355 Operating lease liabilities – aircraft 206 256 Adjusted debt $ 3,853 $ 4,262 Long-term debt and finance leases $ 3,093 $ 3,651 Current maturities of long-term debt and finance leases 554 355 Operating lease liabilities - aircraft 206 256 Stockholders' equity 3,563 3,849 Adjusted capitalization $ 7,416 $ 8,111 Adjusted debt to capitalization ratio 52% 53% 2) Debt to Capitalization Ratio Adjusted for Aircraft Operating Leases Adjusted debt to capitalization ratio is a non-GAAP financial metric which we believe is helpful to investors in assessing the company's overall debt profile. Adjusted debt includes aircraft operating lease liabilities, in addition to total debt and finance leases, to present estimated financial obligations. Adjusted capitalization represents total equity plus adjusted debt.

1 6 Delivery Planning Assumption A220 A321neo A321neo LR Total 2023 11 4 4 19 Delivery and return assumptions as of December 31, 2022. In 2024, contractual deliveries of 43 aircraft. Given Airbus delivery delays, we are currently evaluating planning assumptions. Due to Airbus delivery delays, our capacity planning assumes delivery in 2023 of 11 A220s, 4 A321neos, and 4 A321neo LRs. In addition, we have already retired 12 owned E190 aircraft to date. Appendix C: Order Book Contractual Returns A320 E190 Total 2023 (4) (6) (10) 2024 (8) (16) (24)

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